Filed pursuant to Rule 424(b)(5)
Registration No. 333-291275

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 24, 2025)
Up to $3,500,000,000

American Electric Power Company, Inc.
Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, having an aggregate offering price of up to $3,500,000,000 through Barclays Capital Inc. (“Barclays”), BofA Securities, Inc. (“BofA Securities”), Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities LLC (“J.P. Morgan”), Mizuho Securities USA LLC (“Mizuho”), MUFG Securities Americas Inc. (“MUFG”), Scotia Capital (USA) Inc. (“Scotiabank”) and Wells Fargo Securities, LLC (“Wells Fargo”) as our agents under an at-the-market distribution agreement. We refer to Barclays, BofA Securities, Citigroup, J.P. Morgan, Mizuho, MUFG, Scotiabank and Wells Fargo collectively as the sales agents. The distribution agreement provides that, in addition to the issuance and sale of common stock by us through the sales agents acting as sales agents or directly to the sales agents acting as principals, we also may enter into forward sale agreements, between us and affiliates of each of Barclays, BofA Securities, Citigroup, J.P. Morgan, Mizuho, MUFG, Scotiabank or Wells Fargo. We refer to these affiliated entities, when acting in such capacity, as forward purchasers. In connection with each such forward sale agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that will underlie such forward sale agreement to hedge its exposure under such forward sale agreement. We refer to sales agents, when acting as agents for forward purchasers, as forward sellers. In no event will the aggregate number of shares of our common stock sold through the sales agents, each as an agent for us, as principal and as a forward seller, under the distribution agreement have an aggregate sales price in excess of $3,500,000,000. The offering of common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale, under the distribution agreement, of shares of our common stock with an aggregate sales price of $3,500,000,000, and (2) the termination of the distribution agreement, pursuant to its terms, by either all of the sales agents or us.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. In the event of full physical settlement of each forward sale agreement (by delivery of our common stock) with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of the relevant forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. If, however, we elect to cash settle or net share settle a forward sale agreement, we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.
The shares of our common stock will be offered at market prices prevailing at the time of sale in “at the market offerings,” as defined in Rule 415 of the Securities Act, including sales made directly on the Nasdaq Global Select Market, the existing trading market for shares of our common stock, or sales made to or through a market maker or through an electronic communications network or by such other methods, including privately negotiated transactions (including block transactions), as we and any sales agent agree to in writing. We will pay each sales agent a commission equal to up to 2% of the sales price of all shares of our common stock sold through it as our sales agent under the distribution agreement. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 2% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AEP”. The last reported sale price of our common stock on November 24, 2025 was $122.04 per share.

Investing in our common stock involves certain risks. See the Section entitled “Risk Factors” on page S-3 of this Prospectus Supplement for more information.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Barclays	BofA Securities	Citigroup	J.P. Morgan
Mizuho	MUFG	Scotiabank	Wells Fargo Securities
The date of this prospectus supplement is November 25, 2025.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the common stock, as well as the information incorporated by reference herein and therein, before you make your investment decision. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (“SEC”). We have not, nor have the sales agents, the forward sellers or the forward purchasers, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC.
TABLE OF CONTENTS
Prospectus Supplement

Prospectus

S-i

WHERE YOU CAN FIND MORE INFORMATION
Available Information

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. We also file annual, quarterly and special reports and other information with the SEC. You may also examine our SEC filings through the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we sell all the common stock. We are not incorporating any information included in a Current Report on Form 8-K that has been furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document.

•Annual Report on Form 10-K for the year ended December 31, 2024;
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025; and
•Current Reports on Form 8-K filed on January 7, 2025 (Item 5.02 only), January 10, 2025 (Item 1.01 only), January 17, 2025, February 19, 2025, March 20, 2025, March 27, 2025, May 1, 2025, June 9, 2025 (Item 1.01 only), June 17, 2025, July 23, 2025 and September 25, 2025; and
•The description of our common stock contained in our Form 8-A filed with the SEC on September 30, 2020, as updated by the description of our common stock contained in Exhibit 4(c) to our Annual Report on Form 10-K for the year ended December 31, 2020, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215
Telephone: 614-716-1000
You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and in any written communication from us or any sales agent specifying the final terms of the offering. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock in any state or jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on their respective covers.

S-ii

FORWARD LOOKING INFORMATION
Some of the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus are forward-looking statements. These forward-looking statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue" and similar expressions, and include statements reflecting future results or guidance and statements of outlook. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements in this document are presented as of the date of this document or the date of the document incorporated by reference, as applicable. Except to the extent required by applicable law, we undertake no obligation to update or revise any forward-looking statement. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are:
•Changes in economic conditions, electric market demand and demographic patterns in AEP service territories.
•The economic impact of increased global conflicts and trade tensions, and the adoption or expansion of economic sanctions, tariffs, trade restrictions or changes in trade policy.
•Inflationary or deflationary interest rate trends.
•New legislation adopted in the states in which we operate that alters the regulatory framework or that prevents the timely recovery of costs and investments.
•Volatility and disruptions in financial markets precipitated by any cause, including fiscal and monetary policy or instability in the banking industry; particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt.
•The availability and cost of funds to finance working capital and capital needs, particularly (a) if expected sources of capital such as proceeds from the sale of assets, subsidiaries and tax credits and anticipated securitizations do not materialize or do not materialize at the level anticipated, and (b) during periods when the time lag between incurring costs and recovery is long and the costs are material.
•Changing demand for electricity, including large load contractual commitments for interconnection.
•The risks and uncertainties associated with wildfires, including damages caused by wildfires, the extent of AEP’s liability in connection with wildfires, investigations and outcomes associated with legal proceedings, demands or similar actions, inability to recover wildfire costs through insurance or through rates and the impact on financial condition and the reputation of AEP.
•The impact of extreme weather conditions, natural disasters and catastrophic events such as storms, wildfires and drought conditions that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred.
•Limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters, wildfires or operations.
•The cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel.
•The availability of fuel and necessary generation capacity, the performance of generation plants.
•The ability to recover fuel and other energy costs through regulated or competitive electric rates.
•The ability to build or acquire generation (including from renewable sources), transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) to meet the demand for electricity at acceptable prices and terms, including favorable tax treatment, cost caps imposed by regulators and other operational commitments to regulatory commissions and customers for generation projects, to recover all related costs and to earn a reasonable return.
•The disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers caused by pandemics, natural disasters or other events.
•Construction and development risks associated with the completion of the 2026-2030 capital investment plan, including shortages or delays in labor, materials, equipment or parts.
•Prolonged or recurring U.S. federal government shutdowns could adversely affect our operations, regulatory approvals, and financial performance and could cause volatility in the capital markets which may interrupt our access to capital.
•New legislation, litigation or government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or modified requirements related to emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery and/or profitability of generation plants and related assets.
•The impact of tax legislation or associated Department of Treasury guidance, including potential changes to existing tax incentives, on capital plans, results of operations, financial condition, cash flows or credit ratings.
S-iii

•The risks before, during and after generation of electricity associated with the fuels used or the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel.
•Timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance.
•Resolution of litigation or regulatory proceedings or investigations.
•The ability to efficiently manage and recover operation, maintenance and development project costs.
•Prices and demand for power generated and sold at wholesale.
•Changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation.
•The ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives.
•Volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas.
•The impact of changing expectations and demands of customers, regulators, investors and stakeholders, including development, adoption, and use of artificial intelligence by us, our customers and our third party vendors and evolving expectations related to environmental, social and governance concerns.
•Changes in utility regulation and the allocation of costs within regional transmission organizations, including the Electric Reliability Council of Texas regional transmission organization, the Pennsylvania – New Jersey – Maryland regional transmission organization and the Southwest Power Pool regional transmission organization.
•Changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market.
•Actions of rating agencies, including changes in the ratings of debt.
•The impact of volatility in the capital markets on the value of the investments held by the pension, OPEB and nuclear decommissioning trust funds and a captive insurance entity and the impact of such volatility on future funding requirements.
•Accounting standards periodically issued by accounting standard-setting bodies.
•Other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, cybersecurity threats, labor strikes impacting material supply chains, global information technology disruptions and other catastrophic events.
•The ability to attract and retain the requisite work force and key personnel.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained or incorporated by reference in this prospectus supplement might not occur. Neither AEP nor the sales agents undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the common stock. If the description of the common stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus and in any written communication from the Company or the sales agents specifying the final terms of the offering. We have not, and the sales agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.
The following information supplements, and should be read together with, the information contained in the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus as well as the documents they incorporate by reference, before making an investment decision.
Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “AEP”, the “Company”, “we”, “us” and “our” should be read to refer to American Electric Power Company, Inc. and its subsidiaries.
AMERICAN ELECTRIC POWER COMPANY, INC.

We are a public utility holding company that owns, directly or indirectly, all of the outstanding common stock of our domestic electric utility subsidiaries and varying percentages of other subsidiaries. Substantially all of our operating revenues derive from the furnishing of electric service. We were incorporated under the laws of New York in 1906 and reorganized in 1925. Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio 43215, and our telephone number is (614) 716-1000.

We own, directly or indirectly, all the outstanding common stock of the following operating public utility companies: AEP Texas Inc., Appalachian Power Company, Indiana Michigan Power Company, Kentucky Power Company, Kingsport Power Company, Ohio Power Company, Public Service Company of Oklahoma, Southwestern Electric Power Company and Wheeling Power Company. These operating public utility companies supply electric service in portions of Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia. We also own all of the membership interests of AEP Transmission Holding Company, LLC, a holding company for our transmission operation joint ventures and for seven transmission-only electric utilities, each of which is geographically aligned with our utility operations.

THE OFFERING

Issuer	American Electric Power Company, Inc., a New York corporation

Common stock offered by us	Shares of our common stock, having aggregate sales proceeds of up to $3,500,000,000.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement as a hedge of the relevant forward purchaser’s exposure under such forward sale agreement. See “Use of Proceeds” herein.

Dividend policy	We have historically paid quarterly dividends on our common stock. Future dividends may vary depending upon AEP’s profit levels, operating cash flow levels and capital requirements, as well as financial and other business conditions existing at the time.

Listing	Our common stock is listed on the Nasdaq Global Select Market under the symbol “AEP”.

Accounting treatment
Before any issuance of shares of our common stock upon settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon full physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price subject to increase or decrease based on the overnight bank funding, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the relevant forward sale agreement. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares to the relevant forward purchaser on the physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share and return on equity.

Risk factors
An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 2 of the accompanying prospectus, in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 before investing in the common stock, as well as the further risk factors we provide below. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described are those presently known to us.
Risk Factors Relating to This Offering and to Our Common Stock
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
Except as described under “Plan of Distribution (Conflicts of Interest),” we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

It is not possible to predict the actual number of shares of common stock we will sell under the distribution agreement or the actual gross proceeds resulting from those sales.

Subject to limitations in the distribution agreement and compliance with applicable law, we have the discretion to deliver instructions to the sales agents providing for the issuance of shares of common stock at any time throughout the term of the distribution agreement. The number of shares of common stock that are sold through a sales agent will fluctuate based on a number of factors, including the market price of the common stock, the limits we set with such sales agent in any applicable instructions, and the demand for our common stock. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares of common stock that will be sold or the actual gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares of common stock to be sold in this offering. Investors may experience a decline in the value of the shares of common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.
The price of our common stock may fluctuate significantly.
The price of our common stock on the Nasdaq constantly changes. We expect that the market price of our common stock will continue to fluctuate.
Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:
•    periodic variations in our operating results or the quality of our assets;
•    operating results that vary from the expectations of securities analysts and investors;
•    changes in expectations as to our future financial performance;
•    announcements of innovations, new products, strategic developments, significant contracts, acquisitions, divestitures and other material events by us or our competitors;
•    the operating and securities price performance of other companies that investors believe are comparable to us;
•    future sales of our equity or equity-related securities; and
•    changes in U.S. and global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility.
In addition, in recent years, the stock market in general has experienced periods of extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.

Settlement provisions contained in any forward sale agreement subject us to certain risks.
A forward purchaser will have the right to accelerate a forward sale agreement that it enters into with us and require us to physically settle such forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such forward purchaser determines is affected by such event) on a date specified by such forward purchaser if:
•    in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under such forward sale agreement because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•    we declare any dividend, issue or distribution on shares of our common stock
•    payable in cash in excess of specified amounts,
•    that constitutes an extraordinary dividend under the forward sale agreement,
•    payable in securities of another company as a result of a spinoff or similar transaction, or
•    of any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;
•    certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;
•    an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, a delisting of our common stock, or change in law); or
•    certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in such forward sale agreement. However, any forward sale agreement may be settled earlier than such specified date in whole or in part at our option. Except under the circumstances described above, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. Delivery of our common stock upon physical settlement of any forward sale agreement (or, if we elect net share settlement of any forward sale agreement, upon such settlement to the extent we are obligated to deliver our common stock) will result in dilution to our earnings per share and return on equity. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
•    return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,
•    if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we currently expect to declare during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference. Any such difference could be significant. See “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers.”
In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement, as the case may be.

We have broad discretion in the use of the net proceeds we receive from this offering, and despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds” below, and you will need to rely upon the judgment of our management with respect to the use of net proceeds, potentially with only limited information concerning our specific intentions. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from the currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

In case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares.

USE OF PROCEEDS
We intend to use the net proceeds that we receive upon the issuance or sale of shares of our common stock by us through the sales agents for general corporate purposes.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement as a hedge of the relevant forward purchaser’s exposure under such forward sale agreement. In the event of full physical settlement of a forward sale agreement (by delivery of our common stock), which we expect to occur on or prior to the maturity date of such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the immediately preceding paragraph. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the applicable forward purchaser.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset (generally, property held for investment) by a non-U.S. holder.
As used herein, a “non-U.S. holder” means a beneficial owner of our common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not for U.S. federal income tax purposes any of the following:
•    an individual who is a citizen or resident of the United States;
•    a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•    an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•    a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or foreign tax laws. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.
Dividends

Any distribution of cash or other property in respect of our common stock (other than certain pro rata distributions of our stock) generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate or avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:
•    the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);
•    the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•    we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period, and either our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the disposition occurs or the non-U.S. holder owns or has owned a threshold amount of our common stock, as described below.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other disposition under the regular graduated U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on any such effectively contained gains, as adjusted for certain items. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses arising in the same taxable year of that disposition, even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have not determined whether we are a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation,” so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who actually or constructively holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to U.S. federal income tax on the disposition of our common stock.

Information Reporting and Backup Withholding

Payors must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will generally be subject to backup withholding on dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). We will not pay any additional amounts or "gross up" payments to holders of our stock as a result of any taxes or withholding imposed under FATCA. Under certain circumstances, a holder of our common stock may be eligible for a refund or credit of such tax or withholding. You should consult your tax advisor regarding the FATCA requirements and whether they may be relevant to your ownership and disposition of our common stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of shares of our common stock by (i) “employee benefit plans” within the meaning of Section 3(3)of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts (“IRAs” each, an “IRA”) and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”). The following summary is based on ERISA, the Code, and U.S. judicial decisions, regulations, and rulings that are in existence as of the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. Investments by Covered Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that a Covered Plan's investments be made in accordance with the documents governing the Covered Plan.
In considering an investment in shares of our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification and delegation of control requirements of ERISA, the prohibited transaction provisions of ERISA or the Code and any applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
The acquisition of the shares of our common stock by a Covered Plan with respect to which AEP, the sales agents or their respective affiliates (collectively, the “Transaction Parties”) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of shares of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contain conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring shares of our common stock in reliance on these or any other exemption should carefully review the exemption in consultation with its own advisors to assure that it is applicable. There can be no assurance that all of the conditions of any such exemptions will be available with respect to an otherwise prohibited transaction arising in connection with an investment in our shares of common stock or that all of the conditions of any such exemptions will be satisfied or that any exemption would cover all potential transactions that may arise in connection with such an investment.

Certain Plans that are governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) may not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar restrictions under applicable Similar Laws.
Accordingly, our shares of common stock (including any interests therein) should not be acquired by any person investing “plan assets” of any Plan, unless such acquisition will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any applicable Similar Laws.

Representation
By acceptance of shares of our common stock, each purchaser and subsequent transferee of shares of our common stock will be deemed to have represented, warranted and covenanted that either (i) no portion of the assets used by such investor to invest in our shares of common stock constitutes assets of any Plan or (ii) the purchase, holding and disposition of shares of our common stock by such purchaser or transferee does not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether, in the case of a Covered Plan, one or more exemptions would be applicable to the purchase, holding and disposition of shares of our common stock. Each purchaser has exclusive responsibility for ensuring that its purchase, holding and disposition of our shares of common stock will not result in a violation of the fiduciary responsibility or prohibited transaction rules of ERISA or the Code, or the provisions of applicable Similar Laws.
This prospectus supplement and sale of our shares of common stock to a Plan is in no respect a representation or recommendation by any of the Transaction Parties that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan. The decision to invest in common shares must be made solely by each prospective Plan on an arm’s length transaction.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into a distribution agreement, dated November 25, 2025, with each of the sales agents, forward sellers and forward purchasers under which we may issue and sell up to $3,500,000,000 in the aggregate of shares of our common stock from time to time through the sales agents acting as sales agents or directly to the sales agents acting as principals for the offer and sale of shares of our common stock. Further, the distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the sales agents, we also may deliver from time to time instructions to any sales agent specifying that such sales agent, as a forward seller, use commercially reasonable efforts to sell shares of our common stock borrowed by the applicable forward purchaser in connection with one or more forward sale agreements, as described below. If we sell shares of our common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction. In no event will the aggregate number of shares of our common stock sold through the sales agents, each as an agent for us, as principal and as a forward seller, under the distribution agreement have an aggregate sales price in excess of $3,500,000,000.
The sales, if any, of shares of our common stock under the distribution agreement will be made in “at the market offerings” as defined in Rule 415 of the Securities Act, including sales made directly on the Nasdaq Global Select Market, the existing trading market for shares of our common stock, or sales made to or through a market maker or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and any sales agent agree to in writing.
We have also agreed to reimburse the sales agents, the forward sellers and the forward purchasers for their reasonable and documented out-of-pocket expenses, including substantially all fees and expenses of counsel in connection with the at-the-market program. These reimbursed fees and expenses are deemed to be underwriting compensation to the sales agents under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110.
In connection with the sale of our common stock as contemplated in this prospectus supplement, the sales agents and the forward purchasers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents and the forward purchasers may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents and the forward purchasers against certain liabilities, including liabilities under the Securities Act.
If a sales agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of common stock under the distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.
We estimate that the total expenses from this offering payable by us, excluding compensation payable to the sales agents under the distribution agreement, will be approximately $830,000.
We intend to report to the SEC at least quarterly (1) the number of shares of our common stock sold through the sales agents in connection with at-the-market sales as described below under “—Sales Through Sales Agents,” (2) the number of borrowed shares of our common stock sold by the forward sellers, as agents for the forward purchasers, in connection with the forward sale agreements as described below under “—Sales Through Forward Sellers” and (3) the net proceeds received by us and the compensation paid by us to the sales agents in connection with transactions described in clauses (1) and (2).
Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. The offering of common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale, under the distribution agreement, of shares of our common stock with an aggregate sales price of $3,500,000,000, and (2) the termination of the distribution agreement, pursuant to its terms, by either all of the sales agents or us.
In the ordinary course of their business, certain of the sales agents and/or their affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees.
The sales agents and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the Company. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales Through Sales Agents
From time to time during the term of the distribution agreement, and subject to the terms and conditions set forth therein, we may deliver instructions to any of the sales agents. Upon receipt of such instructions from us, and subject to the terms and conditions of the distribution agreement, each sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the amount of shares of our common stock specified in our instructions. We or the relevant sales agent may suspend the offering of shares of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement for sales of shares of our common stock will occur on the trading day following the date on which the sales were made (or such earlier day as in industry practice for regular-way trading) unless another date shall be agreed to in writing by us and the relevant sales agent. The obligation of any sales agent under the distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which such sales agent reserves the right to waive in its sole discretion.
We will pay each sales agent a commission equal to up to 2% of the sales price of all shares of our common stock sold through it as our agent under the distribution agreement.
Sales Through Forward Sellers
From time to time during the term of the distribution agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale agreements with a forward purchaser and deliver instructions to its sales agent, requesting that the sales agent execute sales of borrowed shares of our common stock as a forward seller in connection with the applicable forward sale agreement, and subject to the terms and conditions of the distribution agreement, the relevant forward purchaser will attempt to borrow, and such forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such shares of our common stock on such terms to hedge such forward purchaser’s exposure under such forward sale agreement. We or the relevant forward seller may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other. We expect settlement between a forward purchaser and the relevant forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares in the market, to occur on the trading day following each date on which the sales are made unless another date shall be agreed to in writing by us and the relevant sales agent. The obligation of each forward seller under the distribution agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 2% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. We refer to this commission rate as the forward selling commission.
The initial forward sale price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such forward sale agreement. Thereafter, the initial forward sale price will be subject to price adjustment as described below. If we elect to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the initial forward sale price per share under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread. In addition, the initial forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we currently expect to declare during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before any issuance of shares of our common stock upon settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon full physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price subject to increase or decrease as described in the immediately preceding paragraph. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares to the relevant forward purchaser on the physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in such forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. Except under the circumstances described below, we have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement of such forward sale agreement. If we elect cash or net share settlement of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
•    return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,
•    if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.
If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement, as the case may be.
A forward purchaser will have the right to accelerate the forward sale agreement that it enters into with us and require us to physically settle such forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such forward purchaser determines is affected by such event) on a date specified by such forward purchaser if:

•    in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under such forward sale agreement because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•    we declare any dividend, issue or distribution on shares of our common stock
•    payable in cash in excess of specified amounts,
•    that constitutes an extraordinary dividend under the forward sale agreement,
•    payable in securities of another company as a result of a spinoff or similar transaction, or
•    of any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;
•    certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;
•    an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, a delisting of our common stock, or change in law); or
•    certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares and we would not receive any proceeds pursuant to the forward sale agreement.
Restrictions on Sales of Similar Securities
During any period beginning on the date we deliver instructions to any of the sales agents and ending on the settlement date with respect to the sale of such shares, we have agreed not to, unless we give the sales agents prior written notice, (i) directly or indirectly offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any equity securities or securities convertible into or exercisable, redeemable or exchangeable for shares of our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock, in cash or otherwise. The restriction described in this paragraph does not apply to:
•    sales of shares of our common stock we offer or sell pursuant to the distribution agreement (including sales of borrowed shares of our common stock by the forward sellers in connection with any forward sale agreement);
•    the issuance by us of shares of our common stock pursuant to, or the grant of options under our stock option, employee benefit or dividend reinvestment plans (as described in this prospectus supplement, the accompanying prospectus and any free writing prospectus), or the filing of a registration statement with the Commission relating to the offering of any shares of our common stock issued or reserved for issuance under such plans; or
•    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the repurchase of shares of our common stock, provided that such plan does not provide for the repurchase of our common stock during the Delivery Period.

No Public Offering Outside of the United States
No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation, or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area (“EEA”)

The common stock is not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the common stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the common stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the common stock in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the common stock. Neither this prospectus supplement nor the accompanying prospectus are prospectuses for purposes of the Prospectus Regulation.
United Kingdom
The common stock is not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the common stock or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the common stock or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of common stock in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of securities. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation. In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is only available to, and will be engaged in with, relevant persons. The common stock is not being offered to the public in the United Kingdom.

Each sales agent has represented and agreed that:
(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA would not, if the issuer was not an authorized person apply to the issuer; and
(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom.
Conflicts of Interest
The forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are is expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, such sales agents would be deemed to have a conflict of interest under FINRA Rule 5121. As a result, such sales agents would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such sales agents would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

LEGAL MATTERS

Certain legal matters with respect to this offering will be passed on for us by Gibson, Dunn & Crutcher LLP, Houston, Texas, and David C. House, Esq., Associate General Counsel of American Electric Power Service Corporation, our affiliate, or William E. Johnson, Esq., or Ryan F. Aguiar, Esq., each Senior Counsel of American Electric Power Service Corporation. Certain legal matters with respect to the offering will be passed on for the sales agents, forward sellers and forward purchasers by Hunton Andrews Kurth LLP, New York, New York. From time to time, Hunton Andrews Kurth LLP acts as counsel to our affiliates for some matters.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

AMERICAN ELECTRIC POWER COMPANY, INC.
1 RIVERSIDE PLAZA
COLUMBUS, OHIO 43215
(614) 716-1000

$10,000,000,000

SENIOR NOTES
COMMON STOCK
PREFERRED STOCK
JUNIOR SUBORDINATED DEBENTURES
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

TERMS OF SALE

This prospectus contains summaries of the general terms of the securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the available prospectus supplement carefully before you invest.

The common stock of American Electric Power Company, Inc. is listed on the NASDAQ Stock Market LLC under the symbol "AEP". The last reported sale of the common stock on the NASDAQ Stock Market LLC on November 3, 2025 was $119.92 per share.

In this prospectus, unless the context indicates otherwise, the words "we", "ours" and "us" refer to American Electric Power Company, Inc. and its consolidated subsidiaries.

INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2 FOR MORE INFORMATION.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2025.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are those presently known to us.

THE COMPANY

We are a public utility holding company that owns, directly or indirectly, all of the outstanding common stock of our domestic electric utility subsidiaries and varying percentages of other subsidiaries. Substantially all of our operating revenues derive from the furnishing of electric service. We were incorporated under the laws of New York in 1906 and reorganized in 1925. Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio 43215, and our telephone number is (614) 716-1000.

We own, directly or indirectly, all the outstanding common stock of the following operating public utility companies: AEP Texas Inc., Appalachian Power Company, Indiana Michigan Power Company, Kentucky Power Company, Kingsport Power Company, Ohio Power Company, Public Service Company of Oklahoma, Southwestern Electric Power Company and Wheeling Power Company. These operating public utility companies supply electric service in portions of Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia. We also own all of the membership interests of AEP Transmission Holding Company, LLC, a holding company for our transmission operation joint ventures and for seven transmission-only electric utilities, each of which is geographically aligned with our utility operations.

PROSPECTUS SUPPLEMENTS

We will provide information to you about the securities in up to three separate documents that progressively provide more detail: (a) this prospectus provides general information some of which may not apply to your securities, (b) the accompanying prospectus supplement provides more specific terms of your securities, and (c) the pricing supplement, if any, provides the final terms of your securities. It is important for you to consider the information contained in this prospectus, the prospectus supplement, and the pricing supplement, if any, in making your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”). We also file annual, quarterly and current reports and other information with the SEC. You may examine our SEC filings through the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (including any documents filed after the date of the initial registration statement and prior to its effectiveness) until we sell all the securities. We are not incorporating any information included in a Current Report on Form 8-K that has been furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document.

•Annual Report on Form 10-K for the year ended December 31, 2024;
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025; and
•Current Reports on Form 8-K filed on January 7, 2025 (Item 5.02 only), January 10, 2025 (Item 1.01 only), January 17, 2025, February 19, 2025, March 20, 2025, March 27, 2025, May 1, 2025, June 9, 2025 (Item 1.01 only), June 17, 2025, July 23, 2025 and September 25, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215
614-716-1000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus and in any written communication from us or any underwriters specifying the final terms of the particular offering. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds from the sale of any of the offered securities will be used for general corporate purposes relating to our business. These purposes may include redeeming or repurchasing outstanding debt, replenishing working capital, and financing our subsidiaries' ongoing construction and maintenance programs. If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations.

The prospectus supplement of a particular offering of securities will identify the use of proceeds for the offering.

DESCRIPTION OF THE SENIOR NOTES

General

We will issue the Senior Notes directly to the public, to a trust or as part of a Stock Purchase Unit, under an Indenture dated May 1, 2001 (as previously supplemented and amended, the “Indenture”) between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “Trustee”). This prospectus briefly outlines some provisions of the Indenture. If you would like more information on these provisions, you should review the Indenture and any supplemental indentures or company orders that we have filed or will file with the SEC. See Where You Can Find More Information on page 2 on how to locate these documents. You may also review these documents at the Trustee’s offices at 311 South Wacker Drive, Suite 6200B, Floor 62, Chicago, Illinois, 60606.

The Indenture does not limit the amount of Senior Notes that may be issued. The Indenture permits us to issue Senior Notes in one or more series or tranches upon the approval of our board of directors and as described in one or more company orders or supplemental indentures. Each series of Senior Notes may differ as to their terms. The Indenture also gives us the ability to reopen a previous issue of a series of Senior Notes and issue additional Senior Notes of such series.

Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Senior Notes) to participate in the assets of the subsidiary upon the subsidiary's liquidation.

The Senior Notes are unsecured and will rank equally with all our unsecured unsubordinated debt. For current information on our debt outstanding see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

A pricing or prospectus supplement will include the final terms for each Senior Note. If we decide to list upon issuance any Senior Note or Senior Notes on a securities exchange, a pricing or prospectus supplement will identify the exchange and state when we expect trading could begin. The following terms of the Senior Notes that we may sell at one or more times will be established in the applicable pricing or prospectus supplement:

•Maturity
•Fixed or floating interest rate
•Remarketing features
•Certificate or book-entry form
•Redemption
•Not convertible, amortized or subject to a sinking fund
•Interest paid on fixed rate Senior Notes quarterly or semi-annually
•Interest paid on floating rate Senior Notes monthly, quarterly, semi-annually, or annually
•Issued in multiples of a minimum denomination
•Ability to defer payment of interest
•Any other terms not inconsistent with the Indenture
•Issued with Original Issue Discount

The Senior Notes will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars. Unless an applicable pricing or prospectus supplement states otherwise, the Senior Notes will not be subject to any conversion, amortization, or sinking fund. We expect that the Senior Notes issued to the public will be "book-entry," represented by a permanent global Senior Note registered in the name of Cede & Co., The Depository Trust Company’s partnership nominee or such other name as may be requested by an authorized representative of DTC. We reserve the right, however, to issue Senior Note certificates registered in the name of the Senior Noteholders.

In the discussion that follows, whenever we talk about paying principal on the Senior Notes, we mean at maturity or redemption. Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time and all references to New York mean The City of New York, unless otherwise noted.

The Indenture does not protect holders of the Senior Notes if we engage in a highly leveraged transaction.

The following terms may apply to each Senior Note as specified in the applicable pricing or prospectus supplement and the Senior Note:

Redemptions

If we issue redeemable Senior Notes, we may redeem such Senior Notes at our option unless an applicable pricing or prospectus supplement states otherwise. The pricing or prospectus supplement will state the terms of redemption. We may redeem Senior Notes in whole or in part by delivering written notice to the Senior Noteholders no more than 60, and not less than 30, days prior to redemption. If we do not redeem all the Senior Notes of a series at one time, DTC (as defined herein), in the case of Senior Notes represented by a global security, will select the particular Senior Notes or portions thereof for redemption from the outstanding Senior Notes not previously redeemed in accordance with applicable procedures of DTC. If Senior Note certificates are outstanding, the Trustee selects the Senior Notes to be redeemed by lot or in such other manner it determines to be fair.

Remarketed Notes

If we issue Senior Notes with remarketing features, an applicable pricing or prospectus supplement will describe the terms for the Senior Notes including: interest rate, remarketing provisions, our right to purchase or redeem Senior Notes, the holders' right to tender Senior Notes, and any other provisions.

Note Certificates-Registration, Transfer, and Payment of Interest and Principal

Unless otherwise indicated in the applicable prospectus supplement, each series of Senior Notes issued to the public will be issued initially in the form of one or more global notes, in registered form, without coupons, as described under Book-Entry System. However, if we issue Senior Note certificates, they will be registered in the name of the Senior Noteholder. The Senior Notes may be transferred or exchanged, pursuant to administrative procedures in the Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent. Payments to public holders of Senior Note certificates will be made by check or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register.

Original Issue Discount

We may issue the Senior Notes at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if the Senior Notes are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Senior Notes.

Interest Rate

The interest rate on the Senior Notes will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity or redemption. Interest is generally payable to the person in whose name the Senior Note is registered at the close of business on the record date before each interest payment date. Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

If we issue a Senior Note after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date. We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Senior Notes

A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Senior Note. We will pay interest quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a Business Day, we will pay interest on the next Business Day and no additional interest will be paid. Interest payments will be the amount of interest accrued to, but excluding, each payment date. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Notes

Each floating rate Senior Note will have an interest rate formula. The applicable pricing or prospectus supplement will state the initial interest rate or interest rate formula on each Senior Note effective until the first interest reset date. The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

The following are events of default under the Indenture with respect to any series of Senior Notes, unless we state otherwise in the applicable prospectus supplement:

•failure to pay for three Business Days the principal of (or premium, if any, on) any Senior Note of a series when due and payable;

•failure to pay for 30 days any interest on any Senior Note of any series when due and payable;

•failure to perform any other requirements in such Senior Notes, or in the Indenture in regard to such Senior Notes, for 90 days after notice;

•certain events of our bankruptcy or insolvency; or

•any other event of default specified in a series of Senior Notes.

An event of default for a particular series of Senior Notes does not necessarily mean that an event of default has occurred for any other series of Senior Notes issued and outstanding under the Indenture. If an event of default occurs and continues, the Trustee or the holders of at least 33% of the principal amount of the Senior Notes of the series affected may require us to repay the entire principal of the Senior Notes of such series immediately ("Repayment Acceleration"). In most instances, the holders of at least a majority in aggregate principal amount of the Senior Notes of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

Subject to certain exceptions, the Trustee must within 90 days after a default occurs, notify the holders of the Senior Notes of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Trustee, signed by an officer, concerning any default by us under any provisions of the Indenture.

Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Senior Notes of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such Senior Notes.

Modification of Indenture

Under the Indenture, our rights and obligations and the rights of the holders of any Senior Notes may be changed. Any change affecting the rights of the holders of any series of Senior Notes requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or reduce the percentage required for changes or a waiver of default, unless the holder consents. We may issue additional series of Senior Notes and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any Senior Noteholders.

Consolidation, Merger or Sale

We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Senior Notes.

Legal Defeasance

We will be discharged from our obligations on the Senior Notes of any series at any time if:

•we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Note of the series, and

•we deliver to the Trustee an opinion of counsel stating that the federal income tax obligations of Senior Noteholders of that series will not change as a result of our performing the action described above.

If this happens, the Senior Noteholders of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Senior Notes and replacement of lost, stolen or mutilated Senior Notes.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the Senior Notes of a particular series if we perform both actions described above. See Legal Defeasance. If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Trustee to pay all amounts due on the Senior Notes of that series. In that instance, we would remain liable for such amounts.

Governing Law

The Indenture and Senior Notes of all series will be governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Trustee in the normal course of business. The Trustee is also the Subordinated Indenture Trustee under the Subordinated Indenture relating to the Junior Subordinated Debentures.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock currently consists of 600,000,000 shares of common stock, par value $6.50 per share. 534,094,530 shares of our common stock were issued and outstanding as of November 3, 2025. Our common stock, including the common stock offered in this prospectus once issued, is listed on the NASDAQ Stock Market LLC. Computershare Trust Company, N.A., P.O. Box 43081, Providence, Rhode Island 02940-3081, is the transfer agent and registrar for our common stock.

Dividend Rights

The holders of our common stock are entitled to receive the dividends declared by our board of directors provided funds are legally available for such dividends. Our income derives from our common stock equity in the earnings of our subsidiaries. Various financing arrangements and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held.

Pre-emptive Rights

The holders of our common stock do not have the right to subscribe for or purchase any part of any new or additional issue of our common stock.

Rights Upon Liquidation

If we are liquidated, holders of our common stock will be entitled to receive pro rata all assets available for distribution to our shareholders after payment of our liabilities, including liquidation expenses.

Restrictions on Dealing with Existing Shareholders

We are subject to Section 513 of New York's Business Corporation Law, which provides that no domestic corporation may purchase or agree to purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price that is higher than the market price unless the transaction is approved by both the corporation's board of directors and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, unless the certificate of incorporation requires a greater percentage of the votes of the outstanding shares to approve or the corporation offers to purchase shares from all the holders on the same terms. Our certificate of incorporation does not currently provide for a higher percentage.

DESCRIPTION OF PREFERRED STOCK

Our certificate of incorporation, as amended, authorizes our board of directors, to create and provide for the issuance of one or more series of preferred stock, par value $0.01 per share, without the approval of our shareholders. The board of directors can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our certificate of incorporation. As of November 3, 2025, no shares of our preferred stock were outstanding.

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our certificate of incorporation and any amendment to the certificate of incorporation relating to the particular series of preferred stock, for provisions that may be important to you. Our certificate of incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. Any amendment to the certificate of incorporation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•the number of shares constituting that series and the distinctive designation of that series;
•the price at which the preferred stock will be issued;
•the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;
•the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates;
•whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
•whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;
•whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights; and
•any other relative rights, preferences and limitations of that series.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the board of directors, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books. Dividends on any series of preferred stock may be cumulative or noncumulative.

We will not declare or pay or set apart funds for the payment of dividends on the common stock unless we have paid or set apart funds for the payment of dividends on our outstanding preferred stock.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the board of directors or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price plus any declared and unpaid dividends without accumulation of any undeclared dividends.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

General

We will issue the Junior Subordinated Debentures directly to the public, to a trust or as part of a Stock Purchase Unit under the Junior Subordinated Indenture dated March 1, 2008 (the “Subordinated Indenture”) between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as the trustee (the “Subordinated Indenture Trustee”). This prospectus briefly outlines some provisions of the Subordinated Indenture. If you would like more information on these provisions, you should review the Subordinated Indenture and any supplemental indentures or company orders that we will file with the SEC. See Where You Can Find More Information on how to locate these documents. You may also review these documents at the Subordinated Indenture Trustee’s offices at 2 North LaSalle Street, Chicago, Illinois.

The Junior Subordinated Debentures are unsecured obligations and are junior in right of payment to "Senior Indebtedness". You may find a description of the subordination provisions of the Junior Subordinated Debentures, including a description of Senior Indebtedness under Subordination.

Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Junior Subordinated Debentures) to participate in the assets of the subsidiary upon the subsidiary's liquidation.

The Subordinated Indenture does not limit the amount of Junior Subordinated Debentures that we may issue under it. We may issue Junior Subordinated Debentures from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance. The Subordinated Indenture also gives us the ability to reopen a previous issue of a series of Junior Subordinated Debentures and issue additional Junior Subordinated Debentures of such series.

A pricing or prospectus supplement will include the final terms for each Junior Subordinated Debenture. If we decide to list upon issuance any Junior Subordinated Debenture or Junior Subordinated Debentures on a securities exchange, a pricing or prospectus supplement will identify the exchange and state when we expect trading could begin. The following terms of the Junior Subordinated Debentures that we may sell at one or more times will be established in a prospectus supplement:

•Maturity
•Fixed or floating interest rate
•Remarketing features
•Certificate or book-entry form
•Redemption
•Not convertible, amortized or subject to a sinking fund
•Interest paid on fixed rate Junior Subordinated Debentures quarterly or semi-annually
•Interest paid on floating rate Junior Subordinated Debentures monthly, quarterly, semi-        annually, or annually
•Issued in multiples of a minimum denomination
•Ability to defer payment of interest
•Any other terms not inconsistent with the Subordinated Indenture
•Issued with Original Issue Discount

The Subordinated Indenture does not protect the holders of Junior Subordinated Debentures if we engage in a highly leveraged transaction.

Redemption

Provisions relating to the redemption of Junior Subordinated Debentures will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem Junior Subordinated Debentures only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. If we do not redeem all the Junior Subordinated Debentures of a series at one time, DTC, in the case of Junior Subordinated Debentures represented by a global security, will select the particular Junior Subordinated Debentures or portions thereof for redemption from the outstanding Junior Subordinated Debentures not previously redeemed in accordance with applicable procedures of DTC. If Junior Subordinated Debenture certificates are outstanding, the Subordinated Indenture Trustee selects the Junior Subordinated Debentures to be redeemed by lot or in such other manner it determines to be fair.

Junior Subordinated Debenture Certificates-Registration, Transfer, and Payment of Interest and Principal

Unless otherwise indicated in the applicable prospectus supplement, each series of Junior Subordinated Debentures issued to the public initially will be in the form of one or more global Junior Subordinated Debentures, in registered form, without coupons, as described under Book-Entry System. However, if we issue Junior Subordinated Debenture certificates, they will be registered in the name of the Junior Subordinated Debentureholder. The Junior Subordinated Debentures may be transferred or exchanged, pursuant to administrative procedures in the Subordinated Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent. Payments to public holders of Junior Subordinated Debenture certificates will be made by check or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register.

Original Issue Discount

We may issue the Junior Subordinated Debentures at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if the Junior Subordinated Debentures are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Junior Subordinated Debentures.

Interest Rate

The interest rate on the Junior Subordinated Debentures will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity or redemption. Interest is generally payable to the person in whose name the Junior Subordinated Debenture is registered at the close of business on the record date before each interest payment date. Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

If we issue a Junior Subordinated Debenture after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date. We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Junior Subordinated Debentures

A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Junior Subordinated Debenture. We will pay interest quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a Business Day, we will pay interest on the next Business Day and no additional interest will be paid. Interest payments will be the amount of interest accrued to, but excluding, each payment date. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Junior Subordinated Debentures

Each floating rate Junior Subordinated Debenture will have an interest rate formula. The applicable pricing or prospectus supplement will state the initial interest rate or interest rate formula on each Junior Subordinated Debenture effective until the first interest reset date. The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Debentures, unless we state otherwise in the applicable prospectus supplement:

•failure to pay for three Business Days the principal of (or premium, if any, on) any Junior Subordinated Debenture of a series when due and payable;

•failure to pay for 30 days any interest on any Junior Subordinated Debenture of any series when due and payable;

•failure to perform any other requirements in such Junior Subordinated Debentures, or in the Subordinated Indenture, for 90 days after notice;

•certain events of our bankruptcy or insolvency; or

•any other event of default specified in a series of Junior Subordinated Debentures.

An event of default for a particular series of Junior Subordinated Debentures does not necessarily mean that an event of default has occurred for any other series of Junior Subordinated Debentures issued under the Subordinated Indenture. If an event of default occurs and continues, the Subordinated Indenture Trustee or the holders of at least 33% of the principal amount of the Junior Subordinated Debentures of the series affected may require us to repay the entire principal of the Junior Subordinated Debentures of such series immediately ("Repayment Acceleration"). In most instances, the holders of at least a majority in aggregate principal amount of the Junior Subordinated Debentures of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Subordinated Indenture Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

Subject to certain exceptions, the Subordinated Indenture Trustee must within 90 days after a default occurs, notify the holders of the Junior Subordinated Debentures of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Subordinated Indenture Trustee, signed by an officer, concerning any default by us under any provisions of the Subordinated Indenture.

Subject to the provisions of the Subordinated Indenture relating to its duties in case of default, the Subordinated Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any holders unless such holders offer the Subordinated Indenture Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Junior Subordinated Debentures of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Subordinated Indenture Trustee with respect to such Junior Subordinated Debentures.

Modification of Subordinated Indenture

Under the Subordinated Indenture, our rights and obligations and the rights of the holders of any Junior Subordinated Debentures may be changed. Any change affecting the rights of the holders of any series of Junior Subordinated Debentures requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or reduce the percentage required for changes or a waiver of default, unless the holder consents. We may issue additional series of Junior Subordinated Debentures and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any debentureholders.

Consolidation, Merger or Sale

We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Junior Subordinated Debentures.

Legal Defeasance

We will be discharged from our obligations on the Junior Subordinated Debentures of any series at any time if:

•we deposit with the Subordinated Indenture Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Junior Subordinated Debenture of the series, and

•we deliver to the Subordinated Indenture Trustee an opinion of counsel stating that the federal income tax obligations of debentureholders of that series will not change as a result of our performing the action described above.

If this happens, the debentureholders of the series will no longer be entitled to the benefits of the Subordinated Indenture except for registration of transfer and exchange of Junior Subordinated Debentures and replacement of lost, stolen or mutilated Junior Subordinated Debentures.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the Junior Subordinated Debentures of a particular series if we perform both actions described above. See Legal Defeasance. If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Subordinated Indenture Trustee to pay all amounts due on the Junior Subordinated Debentures of that series. In that instance, we would remain liable for such amounts.

Junior Subordinated Debentures issued to a trust will not be subject to covenant defeasance.

Subordination

Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures.

"Senior Indebtedness" means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following:

•all of our indebtedness that is evidenced by notes, debentures, bonds or other securities we sell for money or other obligations for money borrowed;

•all indebtedness of others of the kinds described in the preceding category which we have assumed or guaranteed or which we have in effect guaranteed through an agreement to purchase, contingent or otherwise; and

•all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or Guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Debentures. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue. As of November 3, 2025, our Senior Indebtedness totaled approximately $9.8 billion

Governing Law

The Subordinated Indenture and Junior Subordinated Debentures of all series are governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Subordinated Indenture Trustee in the normal course of business. The Subordinated Trustee is also the Trustee under the Indenture relating to the Senior Notes.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK
PURCHASE UNITS

We may issue Stock Purchase Contracts representing contracts obligating holders to purchase from us and we may sell to the holders, a specified number of shares of common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations to purchase the common stock under the Stock Purchase Contracts.

The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not necessarily contain all of information that you may find useful. For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

BOOK-ENTRY SYSTEM

Unless otherwise stated in a prospectus supplement, book-entry only securities of a series will be issued in the form of a global security that the Trustee will deposit with the Depository Trust Company (“DTC”), New York, New York. This means that we will not issue security certificates to each holder. One or more global securities will be issued to Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com .

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the securities documents. For example, Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its Participant, to the Tender/Remarketing Agent, and shall effect delivery of such securities by causing the Direct Participant to transfer the Participant’s interest in the securities, on DTC’s records, to the Tender/Remarketing Agent. The requirement for physical delivery of the securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

Securities may be sold on a continuing basis through agents designated by us. The agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

The agents will not be obligated to make a market in the securities. We cannot predict the amount of trading or liquidity of the securities.

By Underwriters

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The underwriters may not be obligated to make a market in the securities. We cannot predict the amount of trading or liquidity of the securities.

Direct Sales

We may also sell securities directly. In this case, no underwriters or agents would be involved.

General Information

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act or to contribute to payments that each underwriter, dealer or agent may be required to make in respect thereto.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL OPINIONS

Our counsel, Gibson, Dunn & Crutcher LLP, Houston, Texas, or David C. House, Esq., Associate General Counsel of American Electric Power Service Corporation, one of our affiliates, or William E. Johnson, Esq., or Ryan F. Aguiar Esq., each Senior Counsel of American Electric Power Service Corporation, will issue an opinion about the legality of the securities for us. Hunton Andrews Kurth LLP, New York, New York will issue an opinion for the agents or underwriters. From time to time, Hunton Andrews Kurth LLP acts as counsel to our affiliates for some matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $3,500,000,000

American Electric Power Company, Inc.
Common Stock

Prospectus Supplement

Barclays	BofA Securities	Citigroup	J.P. Morgan
Mizuho	MUFG	Scotiabank	Wells Fargo Securities

November 25, 2025.